Exhibit 99.2


        Anthracite Capital Reports Operating Earnings of $0.30 Per Share and GAAP Earnings of $0.18 Per Share for the Second Quarter of 2005

New York - August 9, 2005 - Anthracite Capital, Inc. (NYSE: AHR) (the "Company" or "Anthracite") today reported net income available to common stockholders for the second quarter of 2005 of $0.18 per share versus a net loss to common stockholders of $0.08 per share for the same three-month period in 2004. For the six months ended June 30, 2005, net income available to common stockholders was $0.45 per share compared to net income available to common stockholders of $0.11 per share for the six months ended June 30, 2004.

Operating Earnings (defined below) for the second quarters of 2005 and 2004 were $0.30 per share and $0.28 per share, respectively. Operating Earnings were $0.59 per share for the six months ended June 30, 2005 compared to $0.56 per share for the six months ended June 30, 2004. Operating Earnings for the quarter ended June 30, 2005 include a $0.01 per share adjustment related to an increase in expected yields on commercial mortgage-backed security ("CMBS") interest-only securities ("IOs") as a result of unexpected yield maintenance premiums actually received during the quarter.

Based on the $0.28 per share dividend declared on May 24, 2005, and the August 8, 2005 closing price of $11.33, Anthracite's annualized dividend yield is 9.9%. Table 1, provided below, reconciles Operating Earnings per share with net income available (loss) to common stockholders per share. All dollar amounts discussed herein are in thousands, except per share amounts.

Second Quarter Financial Results
Interest income from commercial real estate assets increased $7,727, or 22% from the quarter ended June 30, 2004, which includes interest income of $752 related to the increase in expected yields on the Company's CMBS IOs. Interest income from residential mortgage-backed securities ("RMBS") declined $2,695, or 50% from the quarter ended June 30, 2004. The repositioning of the Company's portfolio into commercial real estate assets from RMBS was the primary factor causing the change in the revenue mix. (See Table 2 below for a reconciliation of total income from commercial real estate assets to income before the effect of the consolidation of the commercial mortgage loan pools.)

The Company's weighted average cost of funds increased to 5.31% at June 30, 2005 from 4.43% at June 30, 2004. For the quarter ended June 30, 2005, hedging expenses not related to collateralized debt obligations ("CDOs") were $1,626 ($0.03 per share), a decrease from $3,148 ($0.06 per share) for the quarter ended June 30, 2004 and $2,300 ($0.04 per share) for the quarter ended March 31, 2005. The $1,522 decrease in hedging expense from the second quarter of 2004 is primarily attributable to the removal of interest rate swaps due to the issuance of fixed rate liabilities for the Company's fourth collateralized debt obligation ("CDO HY1") in the fourth quarter of 2004. The Company's estimated exposure at June 30, 2005 to a 50 basis point move in short-term interest rates decreased slightly to $0.011 per share annually from $0.012 per share annually at March 31, 2005.

Operating Earnings for the second quarter of 2005 were negatively impacted by a $305, or 48%, increase in general and administrative expense over second quarter 2004 levels. The increase was attributable to professional fees incurred in connection with the Company's ongoing compliance with the Sarbanes-Oxley Act and additional costs associated with Company's expanding investment activities in Europe.

The Company's debt to capital ratio at June 30, 2005 decreased slightly from 6.2:1 at December 31, 2004 to 6.1:1 at June 30, 2005, and the recourse debt to capital ratio increased from 1.6:1 to 1.8:1 over the same period. The increase in the Company's recourse debt to capital ratio is primarily attributable to financing associated with the purchase of multi-family agency securities as well as asset accumulation in anticipation of the issuance of the Company's fifth CDO in July 2005.

The Company's Operating Earnings for the second quarter of 2005 represent an annualized return on the quarter's average common stock equity of 13.0%, as compared to 16.4% for the second quarter of 2004 and 13.8% for the quarter ended March 31, 2005. The net interest margin of 3.1% for the second quarter of 2005 decreased slightly from 3.3% for the second quarter of 2004.

In 2001, the Company adopted Emerging Issues Task Force Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets" ("EITF 99-20"). The Company is required to update its estimated cash flows for securities subject to EITF 99-20. The Company compares the yields resulting from the updated cash flows to the current GAAP yields. An impairment charge is required under EITF 99-20 if the updated yield is lower than the current GAAP yield and the security has a market value less than its adjusted purchase price. The Company carries all these securities at their market value on its consolidated statement of financial condition.

During the second quarter of 2005, the Company increased its underlying loan loss expectations on a 1998 vintage CMBS transaction, resulting in an impairment charge of $3,072 on one of the Company's below investment grade securities. This CMBS transaction has two underlying mortgage loans secured by assisted living facilities located in Texas that are performing below management's original expectations. The Company anticipates that these mortgage loans will be resolved in the third quarter of 2005. Based on management's current estimate of the amount recoverable from the resolution of the loans, an impairment charge was recorded in the second quarter. The actual loss may be less than or exceed the amount recorded in the second quarter depending upon final the resolution of these assets.

Commercial Real Estate Credit Risk
The Company's primary focus is to invest in a diversified portfolio of CMBS and commercial real estate loans. The majority of these investments take the form of CMBS that are collateralized by pools of underlying mortgage loans. The underlying loans are secured by first mortgages on office buildings, retail centers, apartment buildings, hotels and other types of commercial properties. The cash flows the Company receives from its CMBS portfolio are dependent upon the credit performance of the underlying mortgage loans. The Company assumes losses will occur on the underlying mortgage loans and the yield the Company accrues on its CMBS securities reflects these assumed losses. Loss assumptions are maintained at a level believed by management to be sufficient to absorb estimated credit losses inherent in the underlying mortgages.

The Company considers CMBS securities where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). The Company acquired two Controlling Class CMBS transactions during the second quarter of 2005 and owns 18 Controlling Class CMBS transactions as of June 30, 2005. However, the non-rated tranches of ten of the 18 transactions are included in CDO HY1 which reduces the Company's exposure to the credit risk in these transactions.

The current principal balance underlying the Company's 18 Controlling Class CMBS is $21,294,624. Delinquencies of 30 days or more as a percent of current loan balances were 0.96% at the end of the second quarter of 2005, compared with 1.28% at the end of the first quarter of 2005. With the disposition of four loans during the second quarter of 2005, the weighted average loss severity experienced for the 1998 and 1999 Controlling Class CMBS decreased from 25.7% at March 31, 2005 to 24.0% at June 30, 2005. No losses have been realized for those Controlling Class CMBS with vintages from 2001 through 2005 and the Company does not own any 2000 vintage Controlling Class CMBS. During the second quarter of 2005, there were credit upgrades on three of the Company's Controlling Class CMBS and no credit downgrades.

Commercial Real Estate Securities
During the second quarter of 2005, the Company purchased $301,846 of commercial real estate securities, of which $147,764 were multi-family agency securities. The Company's commercial real estate securities portfolio increased by approximately 22% from an estimated fair value of $1,624,007 at March 31, 2005 compared with $1,979,779 at June 30, 2005. The average yields on the Company's commercial real estate securities for the second quarters of 2005 and 2004, respectively, were as follows:

                                                         For the quarter ended
                                                               June 30,
                                                          2005          2004
                                                      -------------------------
Investment grade commercial real estate securities       6.5%          6.1%
Non-investment grade CMBS securities                    10.6%          9.8%
All commercial real estate securities                    8.5%          8.0%

The average cost of financing the commercial real estate securities portfolio during the second quarter of 2005 was 5.5%, compared to 5.2% for the second quarter of 2004.

Net interest income and unrealized losses from the commercial real estate securities portfolio for the quarters ended June 30, 2005 and 2004, respectively, are as follows:

                                                       For the quarter ended
                                                             June 30,
                                                        2005          2004
                                                   ----------------------------
Interest income                                        $33,602       $30,166
Interest expense*                                      (19,395)      (16,792)
                                                   ----------------------------
Net interest income                                     14,207        13,374
                                                   ----------------------------
Unrealized gains                                         (474)             -
                                                   ----------------------------
Net interest income and unrealized losses
from commercial real estate securities                $13,733        $13,374
                                                   ============================

 *Including hedges in the Company's CDOs.

Commercial Real Estate Loans
During the quarter ended June 30, 2005, the Company experienced repayments of $45,222 related to its U.S. dollar denominated commercial real estate loan portfolio.

Additionally, during the quarter ended June 30, 2005, the Company purchased a commercial real estate loan secured by apartment buildings located throughout Germany. The loan is denominated in Euros and has a stated face of
(euro)25,000. The acquisition of this loan brings total European commercial real estate loans to $49,935 as of June 30, 2005, up from $19,748 as of March 31, 2005. The Company finances these loans by borrowing in the applicable currency and hedging the un-financed portion. The carrying value and average yields on the Company's commercial real estate loans, exclusive of the Company's investments in Carbon Capital, Inc. and Carbon Capital II, Inc. (collectively, the "Carbon Capital Funds"), as of June 30, 2005 were as follows:

                                                   Average         Average        Average
                                                  Spread to       Spread to      Spread to
                      Carrying       Average       1-month        3-month         3-month
                       Value          Yield       USD LIBOR       GBP LIBOR       EURIBOR
                  --------------------------------------------------------------------------
Fixed Rate             $89,111        9.71%
Floating Rate           82,885                      5.48%
Floating Rate           19,671                                      6.00%
Floating Rate           30,264                                                     4.00%
                  ----------------
                      $221,931
                  ================


For the three months ended June 31, 2005 and 2004, the total cost of borrowings secured by loan assets was 4.5% and 2.7%, respectively. The Company has three committed warehouse lines that can be used to finance these commercial loan assets. The Company's investments in the Carbon Capital Funds are included in commercial real estate loans. The annualized yield on the Company's investments in the Carbon Capital Funds was 18.8% for the quarter ended June 30, 2005. The Company's investments in the Carbon Capital Funds as of June 30, 2005 were $60,472 as compared to $56,812 as of December 31, 2004.

Net interest income from the commercial real estate loan portfolio for the quarters ended June 30, 2005 and 2004, respectively, is as follows:

                                               For the quarter ended June 30,
                                                     2005           2004
                                               --------------------------------
       Interest income                             $7,961          $ 4,140
       Interest expense                            (1,275)            (145)
                                               --------------------------------
       Net interest income from commercial
       real estate loans                           $6,686          $ 3,995
                                               ================================

Book Value
Net book value per share at the end of the second quarter of 2005 was $9.22. This is an increase of 6.2% from $8.68 at March 31, 2005 and is reflective of lower interest rates, credit upgrades and generally tighter credit spreads. During the quarter, Ten-Year Treasury interest rates decreased by 56 basis points.

Fifth Collateralized Debt Offering ("CDO HY2")
As previously reported, on July 26, 2005, the Company closed CDO HY2, a $249,500 offering. This transaction provides match funding for a portfolio of CMBS and unsecured real estate investment trust ("REIT") debt with a total par of $478,000. The portfolio includes two CMBS transactions that closed just prior to the CDO and a ramp facility that will finance up to $100,000 of additional par of CMBS to be acquired over a nine-month ramp period. The ramp facility is structured to provide financing for the same type of high yield CMBS investments.

The Company will initially record the transaction as a secured financing for accounting purposes and will consolidate the assets, liabilities, income and expense of the CDO issuer. In the event of a sale of the floating rate CDO debt security retained by the Company, the transaction would be recorded as a sale for accounting purposes and the assets, liabilities, income and expense of the CDO issuer would no longer be consolidated.

Once the ramp facility has been fully funded, the Company estimates the value of the transaction will be $351,000, consisting of net cash of $244,000 and the retained non-investment grade debt and the preferred shares with a fair market value of $107,000 in exchange for the portfolio of CMBS and REIT debt. The adjusted purchase price of the CMBS and REIT debt, excluding the assets to be contributed to the ramp facility, is approximately $267,000 and the estimated fair value of these securities is $274,000.


Reconciliation of Operating Earnings to Net Income Available (Loss) to
Common Stockholders (Table 1)
The Company considers its Operating Earnings to be net interest income after operating expenses and preferred dividends but before realized and unrealized gains and losses, hedge ineffectiveness, incentive fees attributable to other gains, and foreign currency exchange impact. The Company believes Operating Earnings to be an effective indicator of the Company's profitability and financial performance over time. Operating Earnings can and will fluctuate over time based on changes in asset levels, funding rates, available reinvestment rates, and expected losses on credit sensitive positions. The table below reconciles net income (loss) per common share with Operating Earnings per common share:

                                                Three Months Ended            Six Months Ended
                                                     June 30,                     June 30,
                                           ---------------------------------------------------------
                                                2005           2004           2005          2004
                                           ---------------------------------------------------------
Operating earnings per share                    $0.30          $0.28         $0.59         $0.56
Realized loss                                       -          (0.08)            -         (0.17)
Unrealized loss*                                (0.02)         (0.08)        (0.05)        (0.06)
Foreign currency loss & hedge
ineffectiveness                                 (0.04)          0.01         (0.03)        (0.01)
Cost to retire preferred stock in excess
of carrying value                                   -          (0.21)            -         (0.21)
Loss on impairment of asset                     (0.06)             -         (0.06)            -
                                           ---------------------------------------------------------
Net Income available (loss) to common
stockholders per share                          $0.18         $(0.08)        $0.45         $0.11
                                           =========================================================
     *Includes hedges


Reconciliation of Total Income from Commercial Real Estate Assets to Income Excluding the Consolidation of Commercial Mortgage Loan Pools (Table 2)

The chart below summarizes the Company's interest income from commercial real estate assets before the effect of the consolidation of the commercial mortgage loan pools for the three and six months ended June 30, 2005 and 2004, respectively. The Company believes interest income before the effect of the consolidation of the commercial mortgage loan pools better reflects interest earned on the Company's commercial real estate assets.


                                                                Three Months Ended         Six Months Ended
                                                                     June 30,                  June 30,
                                                            -----------------------------------------------------
                                                                2005         2004         2005         2004
                                                            -----------------------------------------------------
    Income from:
       Commercial real estate securities                        $33,602      $30,166      $66,233      $59,315
       Commercial mortgage loan pools                            13,605       12,351       27,157       12,351
       Commercial real estate loans                               7,961        4,140       16,200        7,214
                                                            -----------------------------------------------------
    Total income from commercial real estate assets              55,168       46,657      109,590       78,880
                                                            -----------------------------------------------------
    Interest expense related to the consolidation of
    commercial mortgage loan pools                              (12,732)     (11,948)     (25,508)     (11,948)
                                                            -----------------------------------------------------
    Total income from commercial real estate assets before
    the effect of the consolidation of commercial mortgage
    loan pools                                                  $42,436      $34,709      $84,082      $66,932
                                                            =====================================================


Dividend Reinvestment Plan
The Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") has been reinstated for all investment dates after July 26, 2005 with a discount of 2% to the trailing 12-business day average provided the stock price remains above threshold levels established by the Company at the time. The dividend reinvestment portion of the Plan remains in effect with a discount of 2% as well.

To request a prospectus and receive enrollment materials or to ask questions about the Plan, interested investors and stockholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416, or Investor Relations, Anthracite Capital, Inc., at 212-810-3333. The Company's website address is www.anthracitecapital.com.

About Anthracite
Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. ("BlackRock") (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $414.4 billion in global assets under management as of June 30, 2005. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors. BlackRock is a member of The PNC Financial Services Group, Inc. ("PNC") (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $118.8 billion in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary as of June 30, 2005.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:
(1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions and divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; (12) the ability of Anthracite's manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; and (14) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2004 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

               To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company's website is not a part of this press release.


                                             Anthracite Capital, Inc. and Subsidiaries
                                    Consolidated Statements of Financial Condition (Unaudited)
                                               (in thousands, except per share data)
---------------------------------------------------------------------------------------------------------------------------------
                                                                           June 30, 2005                  December 31, 2004
ASSETS
Cash and cash equivalents                                                  $13,251                          $23,755
Restricted cash equivalents                                                 20,876                           19,680
Residential mortgage-backed securities                                     323,662                          372,071
                                                                     --------------                   --------------
    Cash and RMBS                                                                        357,789                         415,506
Commercial mortgage loan pools                                                         1,302,303                       1,312,045
Commercial real estate securities                                                      1,979,779                       1,628,519
Commercial real estate loans                                                             282,461                         325,350
                                                                                   --------------                   -------------
    Total commercial real estate                                                       3,564,543                       3,265,914
Other assets                                                                              42,140                          47,714
                                                                                   --------------                   -------------
     Total Assets                                                                     $3,964,472                      $3,729,134
                                                                                   ==============                   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short term borrowings:
    Secured by pledge of residential mortgage-backed securities           $302,563                         $356,451
    Secured by pledge of commercial real estate securities                 604,069                          305,526
    Secured by pledge of commercial mortgage loan pools                      6,703                              773
    Secured by pledge of commercial real estate loans                       94,396                          141,601
                                                                     --------------                   --------------
    Total short term borrowings                                                        1,007,731                         804,351
Long term borrowings:
    Collateralized debt obligations                                      1,067,589                        1,067,967
    Secured by pledge of commercial mortgage loan pools                  1,283,503                        1,294,058
                                                                     --------------                   --------------
    Total long term borrowings                                                         2,351,092                       2,362,025
                                                                                   --------------                   -------------
Total borrowings                                                                       3,358,823                       3,166,376
Payable for investments purchased                                                          5,155                               -
Distributions payable                                                                     15,823                          15,819
Other liabilities                                                                         37,803                          33,201
                                                                                   --------------                   -------------
     Total Liabilities                                                                 3,417,604                       3,215,396
                                                                                   --------------                   -------------


Stockholders' Equity:
Common Stock, par value $0.001 per share; 400,000 shares
authorized;
     53,305 shares issued and outstanding in 2005; and
     53,289 shares issued and outstanding in 2004                                             53                              53
9.375% Series C Preferred Stock, liquidation preference
     $57,500 in 2005 and 2004                                                             55,435                          55,435
Additional paid-in capital                                                               579,103                         578,919
Distributions in excess of earnings                                                     (139,855)                       (134,075)
Accumulated other comprehensive income                                                    52,132                          13,406
                                                                                   --------------                   -------------
      Total Stockholders' Equity                                                         546,868                         513,738
                                                                                   --------------                   -------------
      Total Liabilities and Stockholders' Equity                                      $3,964,472                      $3,729,134
                                                                                   ==============                   =============


                                                     Anthracite Capital, Inc.
                                         Consolidated Statements of Operations (Unaudited)
                                               (in thousands, except per share data)
--------------------------------------------------------------------------------------------------------------------------------
                                                                For the Three Months                    For the Six Months
                                                                   Ended June 30,                         Ended June 30,
                                                         -----------------------------------------------------------------------
                                                              2005              2004                  2005            2004
                                                         -----------------------------------------------------------------------
Operating Portfolio
Income:
    Commercial real estate securities                            $33,602            $30,166              $66,233        $59,351
    Commercial mortgage loan pools                                13,605             12,351               27,157         12,351
    Commercial real estate loans                                   7,961              4,140               16,200          7,214
    Residential mortgage-backed securities                         2,691              5,386                5,571         12,103
    Cash and cash equivalents                                        266                103                  502            191
                                                         -----------------------------------    --------------------------------
        Total Income                                              58,125             52,146              115,663         91,210
                                                         -----------------------------------    --------------------------------

Expenses:
    Interest expense:
       Collateralized debt obligations                            16,018             15,678               31,765         26,845
       Commercial real estate securities                           3,377              1,114                5,963          3,141
       Commercial mortgage loan pools                             12,745             11,972               25,525         11,972
       Commercial real estate loans                                1,275                145                2,610            293
       Residential mortgage-backed securities                      2,396              1,560                4,525          3,487
    Hedging expense                                                1,626              3,148                3,926          7,779
    General and administrative expense                               938                633                1,758          1,235

    Management fee                                                 2,661              2,163                5,240          4,293
                                                         -----------------------------------    --------------------------------
        Total Expenses                                            41,036             36,413               81,312         59,045

                                                         -----------------------------------    --------------------------------

Income from the Operating Portfolio                               17,089             15,733               34,351         32,165
                                                         -----------------------------------    --------------------------------

Other loss:
Realized loss                                                       (242)            (3,870)                (195)        (8,593)
Unrealized loss                                                   (1,017)            (4,212)              (2,544)        (2,659)
Foreign currency loss                                               (176)               (12)                (344)           (12)
Hedge ineffectiveness                                             (1,533)               467               (1,272)          (506)

Loss on impairment of asset                                       (3,072)                 -               (3,231)             -
                                                         -----------------------------------    --------------------------------
       Total Other Loss                                           (6,040)            (7,627)              (7,586)       (11,770)
                                                         -----------------------------------    --------------------------------


Net Income                                                        11,049              8,106               26,765         20,395
                                                         -----------------------------------    --------------------------------

Dividends on preferred stock                                       1,348              1,775                2,696          4,221
Cost to retire preferred stock in excess of
carrying value                                                         -             10,508                    -         10,508
                                                         -----------------------------------    --------------------------------


Net Income available (loss) to Common Stockholders                $9,701            $(4,177)             $24,069         $5,666
                                                         ===================================    ================================

Operating Earnings:
    Income from the operating portfolio                          $17,089            $15,733              $34,351        $32,165
    Dividends on preferred stock                                  (1,348)            (1,775)              (2,696)        (4,221)
                                                         -----------------------------------    --------------------------------
    Net Operating Earnings                                       $15,741            $13,958              $31,655        $27,944
                                                         ===================================    ================================

Operating Earnings available to Common
Stockholders per share:
      Basic                                                        $0.30              $0.28                $0.59          $0.56
      Diluted                                                      $0.30              $0.28                $0.59          $0.56

Net Income available (loss) to Common Stockholders per
share, basic                                                       $0.18             $(0.08)               $0.45          $0.11

Net Income available (loss) to Common Stockholders per
share, diluted                                                     $0.18             $(0.08)               $0.45          $0.11

Weighted average number of shares outstanding:
    Basic                                                         53,302             50,706               53,298         50,276
    Diluted                                                       53,311             50,706               53,307         50,285
